Exhibit 23.6

Consent of Independent Registered Public Accounting Firm

DNB Financial Corporation
Downingtown, Pennsylvania

We hereby consent to the incorporation by reference in the proxy statement/prospectus constituting a part of this amended Registration Statement of our reports dated March 14, 2019, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of DNB Financial Corporation, which are incorporated by reference in that proxy statement/prospectus.

We also consent to the reference to us under the caption “Experts” in the proxy statement/prospectus.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania
August 20, 2019